UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         August 17, 2021

MEDMEN ENTERPRISES INC

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA 90232

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code              (424) 330-2082

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fourth Amended and Restated Securities Purchase Agreement

On August 17, 2021, MedMen Enterprises Inc. (the “Company” or “MedMen”) entered into a Fourth Amended and Restated Securities Purchase Agreement (the “Facility”) pursuant to which the Company has previously issued an aggregate of approximately US$187.6 million principal amount of senior secured convertible notes with an interest rate LIBOR (or its replacement) plus 6% per annum and weighted average conversion price of approximately US$0.24 per share (“Notes”) and an aggregate of 208,102,561 warrants with a weighted average exercise price of US$0.2357 per share (the “Facility Warrants”). No changes have been made to the conversion and exercise prices of the Notes or Facility Warrants.

In connection with the Fourth Amended and Restated Securities Purchase Agreement, a newly formed limited partnership (the “SPV”) established by Tilray, Inc. (“Tilray”) and other strategic investors, acquired an aggregate principal amount of approximately US$165.8 million of the Notes and 135,266,664 Facility Warrants, all of which were originally issued by MedMen and held by certain funds associated with Gotham Green Partners (“GGP”) and certain other investors (the “Existing Noteholders”). Subject to certain conditions, including U.S. federal legalization and other regulatory approvals, Tilray’s interest in the SPV represents rights to 68% of MedMen’s Notes and related Facility Warrants, or approximately 21% of the outstanding Class B subordinate voting shares of MedMen (the “Shares”), assuming conversion of the Notes and exercise of the Facility Warrants upon closing of the transaction. MedMen did not receive any proceeds from the transfer of the Notes.

The Facility has been amended and restated (the “Amendment and Restatement”) to, among other things, extend the maturity date of the Notes to August 17, 2028, eliminate any cash interest payable and instead provide for paid-in-kind interest, eliminate certain repricing provisions that apply to the Notes and the Facility Warrants, eliminate and revise certain restrictive covenants and amend the minimum liquidity covenant. The Facility continues to include affirmative and negative covenants, including restrictions on the following: incurring liens and debt, selling assets, conducting mergers, investments and affiliate transactions and making certain equity distributions, in each case, subject to customary exceptions.

Accrued paid-in-kind interest will be convertible at the higher of (i) the per Share volume-weighted average price of the Shares on the Canadian Securities Exchange (or, if not listed on the Canadian Securities Exchange, such other recognized stock exchange or quotation system on which the Shares are listed for trading) for the period from the scheduled open of trading until the scheduled close of trading of the primary trading session over the thirty (30) consecutive trading days prior to and including the relevant interest payment date, determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, and (ii) the price per share determined using the lowest discounted price available pursuant to the pricing policies of the Canadian Securities Exchange or otherwise permitted by the Canadian Securities Exchange. Following the Amendment and Restatement, (i) the Notes held by the holders on the effective date of the Amendment and Restatement may not be prepaid without the prior written consent of the collateral agent until legalization of the general cultivation, distribution and possession of marijuana at the federal level in the United States, or the removal of the regulation of such activities from the U.S. federal laws, following which any such prepayment shall require no less than six months’ notice from MedMen to the holders of such Notes.

The Amendment and Restatement also provides the holders of the Notes with a top-up right upon the issuance by MedMen of certain Shares, or securities convertible, exchangeable or exercisable for Shares, in the form of warrants to acquire additional Shares, intended generally to maintain their “as converted” equity interest, and a pre-emptive right with respect to certain future equity financings of the Company, subject to certain exceptions. The Company granted Tilray the right to appoint two non-voting observers to the Company’s board of directors. The Company also agreed to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 registering for resale the Shares underlying the Notes and Facility Warrants.

An event of default may result in the accelerated maturity of all amounts outstanding under the Notes and also an increase in the interest rate under the Facility by up to 3% per annum. An event of default includes but is not limited to failure to pay any amounts owed pursuant to the Facility, failure to comply with covenants, the filing of certain judgements and liens against the Company, filing of bankruptcy, prohibition by a governmental authority to conduct the Company’s material business or a material adverse change to business, loss of a cannabis license that results in a material adverse effect, default under any material agreement, a change of control, or de-listing for a securities stock exchange.

In connection with the Amendment and Restatement, the Company and its subsidiaries, the Existing Noteholders, and certain of the Subscribers and the Existing Noteholders entered into a Mutual Release dated August 17, 2021 with respect to the transactions described herein, the Third Amended and Restated Securities Purchase Agreement and any predecessor documents.

Copies of the Fourth Amended and Restated Securities Purchase Agreement, form of Amended and Restated Note, form of Amended and Restated Warrant, Board Observer Letter and Mutual Release are filed as Exhibits 10.1, 10.1(a), 10.1(b), 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Fourth Amended and Restated Securities Purchase Agreement, form of Amended and Restated Note, form of Amended and Restated Warrant, Board Observer Letter and Mutual Release do not purport to be complete and are qualified in their entirety by reference to such exhibits.

US$100 Million Equity Investment

On August 17, 2021, the Company entered into subscription agreements with various investors (the “Subscribers”), including a backstop letter agreement (the “Backstop Commitment”) with investors associated Serruya Private Equity Inc. (“SPE”), to purchase US$100 million of units (“Units”) of MedMen at a purchase price of US$0.24 (C$0.32) per Unit (the “Private Placement”). Each Unit consists of one Share and one quarter share purchase warrant (each, a “Warrant”). Each whole Warrant permits the holder to purchase one Share for a period of five years from the date of issuance at an exercise price of US$0.288 (C$0.384) per Share. In consideration for providing the Backstop Commitment, the applicable SPE investors will receive a fee of US$2.5 million to be paid in the form of 10,416,666 Shares at a deemed price of US$0.24 (C$0.32) per Share. Pursuant to the Private Placement, the Company is issuing an aggregate of 416,666,640 Shares and Warrants to purchase 104,166,660 Shares.

Each Unit issued to certain funds associated with SPE consists of one Share and one quarter of one Warrant plus a proportionate interest in a short-term warrant (the “Short-Term Warrant”). The Short-Term Warrant entitles the holders to acquire, on payment of US$30 million, at the option of the holders, an aggregate of 125,000,000 Units at an exercise price of US$0.24 (C$0.32) per Unit, or US$30 million principal amount of notes at par, convertible into 125,000,000 Shares at a conversion price of US$0.24 (C$0.32) per Share. The Company will use any proceeds from exercise of the Short-Term Warrant to pay down an existing debt instrument.

The Company agreed to file with the SEC a registration statement on Form S-1 registering for resale the Shares and Shares underlying the Warrants issued in the Private Placement as well as the Short-Term Warrant.

Copies of the form of Subscription Agreement, the form of Subscription Agreement for certain SPE investors, the form of Warrant, and the form of Short-Term Warrant are filed as Exhibits 10.4, 10.4(a), 10.4(b) and 10.4(c), respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the form of Subscription Agreement, the form of Subscription Agreement for certain SPE investors, the form of Warrant, and the form of Short-Term Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Board Nomination Rights Agreements

On August 17, 2021, the Company entered into a Board Nomination Rights Agreement (the “S5 Holdings Nomination Agreement”) with S5 Holdings LLC (“S5 Holdings”) pursuant to which so long as S5 Holdings’ diluted ownership percentage of MedMen (including the proportionate equity ownership of securities held by the SPV) is at least 9%, S5 Holdings will be entitled to designate one individual to be nominated to serve as a director of the Company, which S5 Holdings has initially designated as Michael Serruya.

On August 17, 2021, the Company entered into a Board Nomination Rights Agreement with Gotham Green Partners, LLC (the “GGP Nomination Agreement”) pursuant to which so long as GGP and certain associated investors’ diluted ownership percentage of MedMen is at least 9%, GGP will be entitled to designate one individual to be nominated to serve as a director of the Company.

The foregoing descriptions of the S5 Holdings Nomination Agreement and GGP Nomination Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits when filed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Facility and its Amendment and Restatement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Notes and Facility Warrants as well as the Private Placement and the issuance of the Units, Shares, Warrants and Short-Term Warrant set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. Such securities were issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each of the investors has represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The offer and sale of such securities and the Shares issuable upon exercise thereof, as applicable, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2021, pursuant to the S5 Holdings Nomination Agreement, the Company appointed Michael Serruya to the Board of Directors. Michael Serruya, 57, currently serves as Managing Director of Serruya Private Equity Inc. Previously, Mr. Serruya co-founded (and remains an owner of) Yogen Früz Worldwide Inc., and co-founded CoolBrands International Inc. where from 1994 to 2000 he served as Chairman and Chief Executive Officer. CoolBrands was a leading consumer packaged goods company focused on frozen desserts, which included such brands as Weight Watchers, Eskimo Pie, Tropicana and Godiva Ice Cream. From 2013 to 2016, Mr. Serruya was Chairman and Chief Executive Officer of Kahala Brands, a multinational franchisor with over 1,400 stores globally. Kahala Brands owned Cold Stone Creamery, Taco Time and Blimpie Subs. From 2018 to 2021, Mr. Serruya was Chairman of Global Franchise Group, a multinational franchisor with over 700 stores globally. Global Franchise Group owned Round Table Pizza Royalty, Marble Slab Creamery, Hot Dog on a Stick, Pretzelmaker and MaggieMoo’s Ice Cream and Treatery.

Except for the S5 Holdings Nomination Agreement and the transactions described in Item 1.01 of this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Serruya and any other person pursuant to which he was appointed to serve as a director of the Company and Mr. Serruya does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Serruya and any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On August 17, 2021, the Company issued press releases regarding the Facility and its Amendment and Restatement and the Private Placement. The Company also posted on its website an investor presentation. The press releases and the investor presentation are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3 and are hereby furnished pursuant to this Item 7.01. The information disclosed under this Item 7.01, including Exhibit 99.1, 99.2 and 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Fourth Amended and Restated Securities Purchase Agreement dated August 17, 2021 among MedMen Enterprises Inc., each Credit Party and Holders Signatory thereto and Gotham Green Admin 1, LLC
10.1(a)	Form of Fourth Amended and Restated Senior Secured Convertible Note
10.1(b)	Form of Amended and Restated Warrant
10.2	Board Observer Letter between MedMen Enterprises Inc. and Tilray, Inc. dated August 17, 2021
10.3	Mutual Release dated August 17, 2021
10.4	Form of Subscription Agreement
10.4(a)	Form of Subscription Agreement for certain investors associated with Serruya Private Equity
10.4(b)	Form of Warrant
10.4(c)	Form of Subscription Right (Short-Term Warrant)
99.1	Press Release dated August 17, 2021 regarding Backstopped $100 Million Equity Investment
99.2	Press Release dated August 17, 2021 regarding Amended Convertible Notes
99.3	Investor Presentation dated August 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2021	MEDMEN ENTERPRISES INC

/s/ Reece Fulgham
	By:	Reece Fulgham
	Its:	Chief Financial Officer